QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 27 2009, with respect to the consolidated financial statements and schedule included in the Annual Report of Optelecom-NKF, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Optelecom-NKF, Inc. on Forms S-8 (File No. 333-151486, effective June 6, 2008, File No. 333-130006, effective November 30, 2005, and File No. 333-48306, effective October 20, 2000).

/s/ Grant Thornton LLP

McLean, Virginia
March 27, 2009

QuickLinks

  Exhibit 23.1